UNAPIX ENTERTAINMENT, INC.
                               200 Madison Avenue
                               New York, NY 10016

                                October 16, 1996

Strategic Growth International, Inc.
111 Great Neck Road
Great Neck, NY 11021-5402

Gentlemen:

      The purpose of this letter is to set forth the understanding between Strategic Growth International, Inc., ("SGI") and Unapix Entertainment, Inc., ("the "Company") with respect to the Company's private placement with Highview Capital.

      The Company hereby agrees with SGI to pay or issue to SGI the following finders fee in recognition of SGI's introducing Highview to Unapix.

            (i) Cash equal to seven and a half percent (7 1/2%) of the aggregate purchase price of Units (as defined in the private placement memorandum) sold to Highview; and

            (ii) Five-year options to purchase shares of the Company's common stock at an exercise price of 4.50 per share at the rate of 150,000 options per $2,500,000 aggregate purchase price of Units, or portion thereof whether less than or more than $2,500,00 is raised.

      Please indicate your acknowledgement and acceptance of the foregoing in the space below.

                                       UNAPIX ENTERTAINMENT, INC.



                                       BY: /s/ David Fox
                                           -------------------------------
                                           David Fox

ACKNOWLEDGED AND AGREED TO:



By: /s/ Stanley Altshuler, President
    ------------------------------------
    Strategic Growth International, Inc.